Law Office of Abby Ertz
3960 W Point Loma Blvd. Ste. H-436
San Diego, CA 92110
Telephone: (619) 840-4566
Facsimile: (619) 564-8753
Email: abbyertz@yahoo.com

January 7, 2009

Board of Directors
Educators Academic Journal, Inc.
2620 Regatta Drive #102
Las Vegas, NV 89128

RE: Updated Consent for Legal Opinion Pursuant to SEC Form S-1 Registration Statement – Educators Academic Journal, Inc. (the “Company”), a Nevada corporation

Ladies and Gentlemen:

I hereby consent to the filing of the Legal Opinion dated November 17, 2008 with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus.  In giving this consent, I do not hereby admit that I am an “expert” under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.  Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

Very Truly Yours,

/s/ Abby L. Ertz, Esq.
Abby L. Ertz, Esq.